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                                                                   Exhibit 23.01


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2001, included in the Northern States Power Company - Minnesota Combined Annual Report on Form 10-K for the year ended December 31, 2000 and relating to the consolidated financial statements of Northern States Power Company - Minnesota, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
April 17, 2001